UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/20/2014

INNOSPEC INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13879

Delaware	98-0181725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8310 South Valley Highway, Suite 350, Englewood, CO 80112
(Address of principal executive offices, including zip code)

303-792-5554
(Registrant’s telephone number, including area code)

8375 South Willow Street
Littleton
CO 80124
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Innospec Inc. (the "Company") announced that Mark Bracewell, its Group Financial Controller and principal accounting officer, has taken a temporary medical leave of absence from his duties as controller and principal accounting officer, effective January 20, 2014.

        During Mr. Bracewell's leave of absence, Phil Curran will serve as acting controller and principal accounting officer. Mr. Curran, age 43, has over 22 years of experience and has worked for the Company for 7 years. He has served as Head of Tax and Treasury of the Company for 7 years. Prior to joining Innospec, Mr. Curran held the position of Group Tax Manager at AMEC Plc for 5 years and prior to that he was Tax Manager at KPMG LLP for 3 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: January 21, 2014	By:	/s/ David. E. Williams
David. E. Williams
General Counsel, CCO and Corporate Secretary